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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the financial statements and financial highlights of the sole portfolio constituting AIM Select Real Estate Income Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers", and "Examples of Persons to Whom AIM Provides Non-Public Portfolio Holdings on an Ongoing Basis" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 8, 2007